                                   EXHIBIT 14

                        CONSENT OF DELOITTE & TOUCHE, LLP

INDEPENDENT AUDITORS' CONSENT


The Navellier Performance Funds:

We consent to the use in this Registration Statement on Form N-14 of our report dated January 31, 1997, appearing in the Annual Report of The Navellier Performance Funds for the year ended December 31, 1996, and to the reference to us under the caption "Financial Statements and Experts" appearing the Combined Prospectus/Proxy Statement, which is part of this Registration Statement. We also consent to the reference to us under the caption "Financial Highlights" included in the current Prospectus of the Navellier Performance Funds dated November 26, 1996, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Washington, D.C.
March 6, 1997

INDEPENDENT AUDITORS' CONSENT


Navellier Series Fund:

We consent to the use in this Registration Statement on Form N-14 of our report dated January 31, 1997, appearing in the Annual Report of Navellier Series Fund for the year ended December 31, 1996, and to the reference to us under the caption "Financial Statements and Experts" appearing the Combined Prospectus/Proxy Statement, which is part of this Registration Statement. We also consent to the reference to us under the caption "Financial Highlights" included in the current Prospectus of the Navellier Series Fund dated April 29, 1996, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Washington, D.C.
March 6, 1997